SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 16, 2003



                            SUPERIOR FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)



        Delaware                    0-25239                   51-0379417
 (State of Incorporation)     (Commission File No.)     (IRS Employer I.D. No.)



         16101 LaGrande Drive, Suite 103
         Little Rock, Arkansas                                   72223
         (Address of Principal Executive Office)               (Zip code)

        Registrant's telephone number, including area code: 501-324-7282


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Item 9. Regulation FD Disclosure

The Registrant hereby furnishes on the attached Exhibit 99.1, as Regulation F-D Disclosure, its announcement to investors that today it has entered into a definitive agreement to affiliate with Arvest Holdings, Inc., a wholly owned subsidiary of Arvest Bank Group, Inc. Under the terms of the agreement, shareholders of Superior Financial will receive $23.75 for each share of common stock upon completion of the transaction, of which the aggregate amount is approximately $211 million.



  Exhibit No.      Document Description
 ------------      --------------------
     99.1          Press Release Announcing Sale to Arvest Holdings, Inc.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SUPERIOR FINANCIAL CORP.
                                            (Registrant)





Date:    May 16, 2003                       /s/ Robert A. Kuehl
                                            -----------------------------------
                                            Robert A. Kuehl
                                            Chief Financial Officer